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                                                                  Exhibit 10.1.7
                                                                  ==============



                              Operating Agreement

                                      FOR

                             Mine Reclamation, LLC

                    a California Limited Liability Company


                 =============================================

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NEITHER BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.
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                              OPERATING AGREEMENT
                                      FOR
                             MINE RECLAMATION, LLC
                    a California Limited Liability Company

     This Operating Agreement is made as of June 1, 2000, by and among the entities and persons listed on Exhibit "A" attached hereto, with reference to
                               -----------
the following facts:

     A. On May 19, 2000, Articles of Organization for Mine Reclamation, LLC (the "Company"), a limited liability company under the laws of the State of California, were filed with the California Secretary of State. The initial Member of the Company was Mine Reclamation Corporation, a California corporation ("MRC"), and as of June 1, 2000, Richard A. Daniels became a Member of the Company.

     B. The parties desire to adopt and approve an operating agreement for the Company to establish their rights and responsibilities and to govern their relationships.

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Members (capitalized terms are generally defined in Schedule 0) by this Agreement set forth the operating agreement for the Company
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under the laws of the State of California.

1.   Organizational Matters

     1.1 Formation. Pursuant to the Act, the Members have formed a California limited liability company under the laws of the State of California by filing the Articles with the California Secretary of State and entering into this Agreement. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     1.2 Name. The name of the Company shall be "Mine Reclamation, LLC." The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Managers deem appropriate or advisable. The President shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Managers consider appropriate or advisable.

     1.3 Term. The term of the Company shall expire on December 31, 2099, unless extended or sooner terminated as hereinafter provided

     1.4 Office and Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by the Act. The principal office of the Company shall be as determined by the Managers. The Company also may have such offices, anywhere within and without the State of California, as the Managers from time to time may determine or the business of the Company may require. The registered agent shall be as stated in the Articles or as otherwise determined by the Managers.

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     1.5  Addresses of the Members.  The respective names and addresses of and numbers and classes of Units held by the Members are set forth on Exhibit "A".
                                                                  -----------
The Company shall revise Exhibit "A" from time to time as changes in the
                         -----------
information on that Exhibit occur.

     1.6 Purpose of Company. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act.

2.   Units

     2.1 Units. The Membership Interest of each of the Members in the Company shall consist of a number of "Units." Units shall be divided into two classes, Class A and Class B.

     2.2 Issuance of Units. Subject to compliance with all of the terms of this Agreement and applicable law, the Company may issue Units of any class at any time and from time to time for such consideration as may be approved by the Managers.

3.   Capital Contributions

     3.1 Initial Capital Contributions. MRC has contributed $100 to the Company and shall also contribute all of the assets and liabilities of MRC to the Company in exchange for the issuance of that number of Class B Units and Class A Units specified in Exhibit "A". Richard A. Daniels has contributed 100
                           -----------
shares of the common stock of MRC for the issuance of that number of Class B Units as specified in Exhibit "A".
                      -----------

     3.2 Additional Capital Contributions. Except as may be explicitly agreed in writing by the Member and the Company, no Member shall be required to make any additional Capital Contributions. The Class B Members (or other persons acquiring Class B Units) may be permitted from time to time to make additional Capital Contributions if the Managers determine that such additional Capital Contributions are necessary or appropriate for the conduct of the Company's business. The Managers shall approve all material aspects of any such capital contribution, such as the amount and nature of the consideration to be paid for the additional Class B Units, the resulting dilution of interest to be incurred by other Members, and the extent to which such additional Members will participate in the management, Net Profits, Net Losses and distributions of the Company. Immediately following such additional Capital Contributions, the Capital Account of the existing Members shall be adjusted (for book but not tax purposes) to reflect the value ascribed to the newly issued Class B Units.

     3.3 Capital Accounts. The Company shall establish an individual Capital Account for each Member. The Company shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv). If a Member transfers all or a part of such Member's Membership Interest in accordance with this Agreement, such Member's Capital Account attributable to the transferred Membership Interest shall carry over to the new owner of such Membership Interest pursuant to Regulations Section 1.704-1(b)(2)(iv)(1). Each Capital Account shall consist of a Member's paid-in Capital Contribution(s) (whether in cash, property, services or otherwise) (a) increased by such Member's allocated share of Net Profits in accordance with Article 4 hereof, (b) decreased by such Member's allocated share of Net Losses and distributions in accordance with
Article 4 hereof, and (c) adjusted as otherwise required in accordance with the Code, Regulations and generally accepted accounting principles (to the extent consistent with the Code and Regulations).

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     3.4  No Interest.  No Member shall be entitled to receive any interest on such Member's Capital Contributions.

4.   Allocations of Net Profits and Net Losses

     All allocations under this Section 4 shall be subject to the Regulatory Allocations in Schedule I.
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     4.1  Allocations of Net Profits.  Net Profits shall be allocated to the
Members in the following order:

          4.1.1     Chargeback to the Extent of Net Losses.  First, Net Profits
                    --------------------------------------
shall be allocated to each Member to the extent of and in the reverse order of the Net Losses previously allocated to such Member with respect to which Net Profits have not previously been allocated pursuant to this Section 4.1.1;

          4.1.2     Preferred Return.  Second, Net Profits shall be allocated to
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the until each Class A Member has received a net allocation of Net Profits under this Section 4.1.2 equal to his or her cumulative Preferred Distributions through the end of the period; and

          4.1.3     Residual.  Third, any additional Net Profits shall be
                    --------
allocated to Class A and Class B Members according to their Percentage
Interests.

     4.2 Allocations of Net Losses. Net Losses shall be allocated to the Members in the following order:

          4.2.1     Chargeback to the Extent of Net Profits.  First, Net Losses
                    ---------------------------------------
shall be allocated to each Member to the extent, and in the reverse order, of the aggregate amount of those Net Profits previously allocated to such Member pursuant to Section 4.1 with respect to which Net Losses have not been previously allocated pursuant to this Section 4.2.1; and

          4.2.2     Other Net Losses.  Second, any additional Net Profits shall
                    ----------------
be allocated to Class A and Class B Members according to their Percentage Interests.

     4.3 Tax-Book Differences. For tax purposes, items will be allocated to the Members in the same manner as for book purposes, except that: (i) Code
Section 704(c) shall apply to the allocation of items of income, gain, deduction, and loss related to contributed property having an adjusted federal income tax basis at the time of contribution that differs from its fair market value; and (ii) Regulations Section 1.704-1(b)(2)(iv)(f)(4) shall apply to the items of income, gain, deduction, and loss related to property with a book value adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(f). In cases where Code Section 704(c) or Regulations Section 1.704-1(b)(2)(iv)(f) applies, the Members' Capital Accounts shall be adjusted in accordance with Regulations
Section 1.704-1(b)(2)(iv)(g). In the event that the book value of property is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(f), (i) the Members' Capital Accounts shall also be adjusted as required by Regulations Section 1.704-1(b)(2)(iv)(f)(2) and (ii) thereafter, in applying the allocation provisions of this Agreement for book purposes, the unrealized items reflected in the Capital Account adjustments required by Regulations Section 1.704-1(b)(2)(iv)(f)(2) shall be deemed to have been allocated to the Members pursuant to such allocation provisions.

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     4.4  Obligations of Members to Report Consistently.  The Members agree to be bound by the provisions of this Agreement in reporting their shares of Company income and loss for income tax purposes.

     4.5 Tax Elections. The Managers may, in their sole discretion, cause the Company to make any elections required or permitted to be made by the Company under the Code and not otherwise expressly provided for in this Agreement, including, without limitation, the election referred to in Section 754 of the Code and corresponding provisions of state law; provided, however, that if the
                                                --------  -------
election referred to in Section 754 and corresponding provisions of state law is made, the Company shall not be required to make (and shall not be obligated to bear the expenses of making) any accounting adjustment resulting from such election in the information supplied to the Members, or if it provides such adjustments the Membership shall have the right to charge the Members benefiting from such election for the Company's reasonable expenses in making such adjustments. Each of the Members will upon request supply the information necessary to give proper effect to such election.

     4.6 Variations in Percentage Interests. If the number of Units are increased or decreased by reason of the admission of a new Member or the repurchase of a Member's Units, additional Capital Contributions or otherwise, during any Fiscal Year, each item of income, gain, loss, deduction or credit of the Company for such Fiscal Year shall be allocated among the Members by the Managers in accordance with any method permitted by Section 706(d) of the Code and the applicable Regulations in order to take into account the Members' varying Percentage Interests during the year.

5.   Distributions

     5.1 Distribution of Assets by the Company. Subject to applicable law and any limitations contained elsewhere in this Agreement, the Managers may elect in their discretion from time to time to distribute cash or property to the Members, except that no distribution shall be made if, after giving effect to the distribution: (a) the Company would not be able to pay its debts as they become due in the usual course of business; or (b) the Company's total assets would be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the distribution.

     5.2 Allocations of Distributions. Subject to Section 5.1, any distribution shall be made to the Members as follows:

          5.3.1. First, to the Class A Members to the extent of their accumulated but undistributed Preferred Distributions unless waived in writing by each Class A Member;

          5.3.2 then (but only if the distribution is as a part of the liquidation of the Company), to the Class A Members in the amount of $1,000 per Class A Unit; and

          5.3.3 then, to the Class A and Class B Members in proportion to their Percentage Interests.

     5.3 Persons to Receive Distribution. All distributions shall be made to the Persons who, according to the books and records of the Company, are the holders of record of the Units in

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respect of which such distributions are made on the actual date of distribution.
Neither the Company nor any Company Person shall incur any liability for making distributions in accordance with this Section 5.

     5.4 Form of Distribution. A Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members. A Member may be compelled to accept a distribution of any asset in kind from the Company to the extent that the percentage of the asset distributed to such Member is equal to a percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company.

     5.5 Withholding on Distributions. Each Member agrees that the Company may deduct and withhold amounts for tax or other obligations of such Member on any amount distributed or allocated by the Company to such Member if the Company believes in good faith that it is required by law to do so. Each Member shall promptly furnish the Tax Matters Partner with an Internal Revenue Service Form W-8 or W-9, as applicable. All amounts so withheld with respect to such Member shall be treated as amounts distributed to such Person for all purposes under this Agreement. In addition, the affected Member shall reimburse the Company for any such amounts so withheld to the extent not deducted from a distribution.

     5.6 Return of Distributions. Except for distributions made in violation of the Act or as expressly set forth in this Agreement or any other written agreement executed by such Person, no Company Person shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.

6.   Members

     6.1 Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise.

     6.2 Admission of Additional Members. No additional Members shall be admitted unless approved by the Managers, which approval shall not be unreasonably conditioned, delay or denied; provided, however, the conditions imposed under this Section 6.2 and in Article 8 relating to the admission of a new Member shall be deemed reasonable conditions to a transfer of Units. No additional Member shall become a Member until such additional Member has made any required Capital Contribution and has become a party to this Agreement, and transferees may only be admitted as Members in accordance with Article 8.

     6.3 Transactions with the Company. Subject to applicable law, such Company Person or Affiliate thereof has the same rights and obligations with respect to a transaction with the Company as a Person who is not a Member.

     6.4 Members Are Not Agents. Pursuant to Section 7.1 and the Articles, the management of the Company is vested in the Managers. No Member, acting solely in the capacity

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of a Member, is an agent of the Company nor can any Member in such capacity bind or execute any instrument on behalf of the Company or render the Company liable for any purpose.

     6.5  Voting Rights.

          6.5.1     General Rule.  Members shall have the right to vote on
                    ------------
matters only to the extent expressly provided in this Agreement or the Certificate, or as requested by the Managers. Except as otherwise expressly provided in this Agreement, in all matters in which a vote, approval, consent or agreement of the Members is required, a vote, consent or approval of Members holding a Majority of the Class B Units shall be sufficient to authorize or approve such act.

          6.5.2     Meetings of Members.  The Company shall hold an annual
                    -------------------
meeting of Members on a date and time designated by the Managers. At each annual meeting, Managers shall be elected and other proper business within the power of the Members may be transacted. A special meeting of the Members may be called by any two Managers, the Chairman of the Board, or by the President, or by Class B Members with collective Percentage Interests of at least 10%. Meetings of Members may be held at such date, time and place within or without the State of California as the Managers may fix from time to time. Notice of any meeting shall be given in accordance with Section 17104 of the Corporations Code. At any Members' meeting, the President shall appoint a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting, which shall be placed in the minute books of the Company. A Majority of the Units entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of Members. In the absence of a quorum, any meeting of Members may be adjourned from time to time by the vote of the Majority of the Units represent either in person or by proxy, but no other business may be transacted. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted. All such consents shall be filed with the Company and shall be maintained in the Company records. Members may participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.

     6.6 Proxies. Every Member entitled to vote may authorize another person or persons to act by proxy with respect to his or her Units. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the Member executing it prior to the vote pursuant thereto, except as otherwise herein provided. Such revocation may be effected by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by the Member executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy preemptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the Member unless, before the vote is counted, written notice of such death or incapacity is received by the Company. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 703(e) and 705(f) of the Corporations Code.

     6.7 Voting Rights of Class A Units. In addition to any other rights provided by law, so long as any Class A Units shall be outstanding, the Company shall not, without first obtaining the

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affirmative vote or written consent of holders of not less than a Majority of the outstanding Class A Units, voting separately as a class:

          (a) amend or repeal any provision of, or add any provision to, this Agreement if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Class A Units, or allow the issuance of additional Class A Units;

          (b) authorize or issue Units of any class or series of Units not authorized herein having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Class A Units; authorize or issue Units of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Units having any preference or priority as to the dividends or assets superior to or on a parity with any such preference or priority of the Class A Units;

          (c) reclassify any class or series of any Units into Units having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Class A Units;

          (d) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries (meaning entities in which the Company owns 50% or more of the total combined voting power of all classes of securities) or otherwise, of any class or series of Units, except from employees, advisors, officers, Managers and consultants of, and person performing services for, the Company or its subsidiaries on terms approved by the Managers upon termination of employment or association;

          (e) (i) sell, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other entity (other than a wholly owned subsidiary) or effect any other transaction or series of related transactions disposing of more than 50% of the voting power of the Company.

7.   Management and Control of the Company

     7.1  Management of the Company by Managers.

          7.1.1 Exclusive Management by Managers. Subject to the provisions of
                --------------------------------
the Articles and this Agreement, the business, property and affairs of the Company shall be managed, and all powers of the Company shall be exercised, by or under the direction of the Managers. Each Manager, in his or her capacity as a Manager, shall have no authority to act alone, but the Managers shall only act as members of a Board of Managers as provided in this Agreement. Every act or decision done or made by a majority of the Managers sitting on the Board, whether or not present, at a meeting duly held at which a quorum is present is the act of the Board of Managers, unless a greater number or the same number after disqualifying one or more Managers from voting is required by law, or by this Agreement.

          7.1.2 Agency Authority of Managers.  The Managers, acting in their
                ----------------------------
capacity as Managers, shall have no authority to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company or to sign checks, drafts, and other instruments obligating the Company to pay money, or sign agreements or other documents.

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     7.2  Managers.

          7.2.1.    Number, Term, and Qualifications.  The Company shall have
                    --------------------------------
not less than five and not more than 9 Managers until changed by amendment of this Section 7.2.1 and amendment changing the maximum number or minimum number of Managers may be adopted only by the vote or written consent of holders of a Majority of the Class B Units; provided however, that amendment reducing the
                               -------- -------
minimum number of Managers to a number less than 5 cannot be adopted if the votes cast against adoption at a meeting, or the Units not consenting in the case of an action by written consent, exceeded 16 2/3 percent of the outstanding Class B Units. Until changed as herein provided, the maximum number of Managers is hereby fixed at 13. The number so fixed may be changed, within the limits specified in this Section 7.2.1, by approval of the Managers or by vote of a Majority of the Class B Units. Unless a Manager resigns or is removed, each Manager shall hold office for an annual term commencing on the date of election (or in the case of the current Managers, commencing on the date hereof) and expiring upon the earlier of (i) the date on which such Manager is removed or
(ii) the date on which such Manager resigns. A Manager need not be a Member, an individual, a resident of the State of California, or a citizen of the United States.

          7.2.2     Resignation.  Any Manager may resign at any time by giving
                    -----------
written notice to the Chairman of the Board, the President, the Secretary or the Board of Managers without prejudice to the rights, if any, of the Company under any contract to which the Manager is a party. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. If a resignation of a Manager is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

          7.2.3     Removal.  The Managers may declare vacant the office of a
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Manager has been declared of unsound mind by order of a court or convicted of a felony. Any or all of the Managers may be removed from office without cause in the manner provided for removal of directors in Section 303(a) of the Corporations Code. Any removal shall be without prejudice to the rights, if any, of the Manager and the Company under any employment contract and, if the Manager is also a Member, shall not affect the Manager's rights as a Member or constitute a withdrawal of a Member, except as otherwise provided in this Agreement or any other contract with such Member.

          7.2.4     Vacancies.  Vacancies in the Board of Managers, except
                    ---------
vacancies created by the removal of Managers, may be filled by a majority of the remaining Managers, although less than a quorum, or by a sole remaining Manager. Any vacancy occurring for any reason in the number of Managers may be filled by the Members. In electing more than one Manager, each Class B Member may cumulate his or her votes.

          7.2.5     Meetings.  Meetings of the Managers for any purpose may be
                    --------
called by the Chairman of the Board or the President or any Vice President or the Secretary or any two Managers of the Company. All meetings shall be held upon four (4) days notice by mail or forty-eight (48) hours notice delivered personally or by telephone, telegraph or facsimile. A notice need not specify the purpose of any meeting. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, first-class, postage prepaid. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. A majority of the Managers present, whether or not a quorum is present,

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may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the Managers who are not present at the time of the adjournment. Meetings of the Managers may be held at any place within or without the State of California that has been designated in the notice of the meeting or at such place as may be approved by the Managers. Managers may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting. A majority of the authorized number of Managers constitutes a quorum of the Managers for the transaction of business, and every act or decision done or made with the approval of at least that number of Managers, whether present at a meeting duly held or by written consent is the act of the Managers. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Managers. Any action required or permitted to be taken by the Managers may be taken by the Managers without a meeting, if such action is approved in writing by all of the Managers. Such action by written consent shall have the same force and effect as a determination of the Managers.

          7.2.6     Ex-Officio Managers. In addition to the Managers authorized
                    -------------------
in Sections 7.2.1 and 7.2.2, the Board of Managers (and any management or executive committee of the Company) may include one ex-officio Manager. Any ex-officio Manager shall have all of the rights and obligations of a Manager (or management or executive committee member), except that such ex-officio Manager shall not be entitled to vote. The ex-officio Manager shall not be counted for the purpose of determining the number of Managers (or committee members) required for a quorum, or for the purpose of determining whether a quorum is present. Any ex-officio Manager shall be elected, and a vacancy filled, in the manner provided in Section 7.2.4.

          7.2.7     Manager Emeritus.  In addition to the Managers authorized in
                    ----------------
Section 7.2.1, and 7.2.6, the Managers may appoint one or more individuals as Manager emeritus. Any Manager emeritus shall be a former member of the Board of Managers and shall have none of the rights, powers or obligations of a Manager, including, but not limited to, the right to vote, but shall be entitled to attend meetings of the Managers. Each Manager emeritus shall not be counted for the purpose of determining the number of Managers required for a quorum, or for the purpose of determining whether or quorum is present. Any Manager emeritus shall be elected by a majority of the Managers and shall hold office until resignation or removal by the Managers.

          7.2.8     Committees.
                    ----------

                    7.2.8.1 Authorization. By resolution adopted by a majority of the authorized number of Managers, the Board of Managers may designate one or more committees, each consisting of two or more Managers, to serve at the pleasure of the Managers and may designate one or more Managers as alternate members of a committee, who may replace any absent member at any meeting of the committee.

                    7.2.8.2 Powers. Subject to the provisions of the Corporations Code and any limitations contained in this Agreement, each such committee shall have such authority as shall be delegated to it by resolution of the Managers. The foregoing notwithstanding, no committee or committees, singly or in the aggregate, shall have any authority with respect to:

                              a)   the approval of any action for which
applicable law or this Agreement also requires approval by the Members;

                              (b)  the filling of vacancies on the Board of
Managers or on any committee;

                              (c)  the fixing of compensation of the Managers
for serving on the Board of Managers or on any committee;

                              (d)  the amendment or repeal of any resolution of
the Managers;

                              (e)  any distribution to the Members; and

                              (f)  the appointment of other committees of the
Board of Managers or other members thereof.

                    7.2.8.3 Procedures. The provisions of this Agreement relating to meetings of the Board of Managers shall apply to meetings of each committee, substituting the word "committee" wherever the words "Board of Managers" or "Managers" appear, unless the context requires otherwise. Subject to the foregoing, the procedures for notice and conduct of meetings of each committee shall be as prescribed by the Managers or, in the absence of prescription by the Managers, as prescribed by the committee.

     7.3  Officers.

          7.3.1     Appointment of Officers. The Managers may appoint officers
                    -----------------------
at any time. The officers of the Company, if deemed necessary by the Managers, may include a Chairperson, President, Vice President, Secretary, and Chief Financial Officer. The officers shall serve at the pleasure of the Managers, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. An officer need not be a Member, a resident of the State of California or citizen of the United States. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Managers, or, if no such duties are specified, shall be as provided in Schedule 7.3.1. In
                                                      --------------
addition to the powers and duties specifically prescribed for the respective officers, the Managers may from time to time by resolution impose or confer upon any of the officers such additional duties and powers as the Managers may see fit, and/or determine the order of seniority among the officers. Any such resolution may be final, subject only to further action by the Managers, or the resolution may grant such discretion, as the Managers deems appropriate, to the Chairman of the Board or to the President (or in his absence the Vice President serving in his place) to impose or confer additional duties and powers and to determine the order of seniority among officers. The Managers, the Chairman of the Board or the President may designate any officer or officers to substitute for and assume the duties, powers and authority of any absent officer or officers in any instances not provided for above.

          7.3.2     Removal, Resignation and Filing of Vacancy of Officers.  Any
                    ------------------------------------------------------
officer may be removed, either with or without cause, by the Managers at any time. Any officer may resign at any time by giving written notice to the Managers. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation or removal is without prejudice to the rights, if any, of the parties under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

          7.3.3     Acts of Officers as Conclusive Evidence of Authority.  Any
                    ----------------------------------------------------
check, note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by any two officers, one of which must be the President or a Vice President of the Company is not invalidated as to the Company by any lack of authority of the signing officer(s) in the absence of actual knowledge on the part of the other Person that the signing officer(s) had no authority to execute the same.

          7.3.4     Signing Authority of Officers.  Subject to any restrictions
                    -----------------------------
imposed by the Managers, any officer, acting alone, is authorized to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company's accounts. All checks, drafts, and other instruments obligating the Company to pay money in an amount less than $10,000 to the same payee in any sixty (60) day period may be signed by any one officer acting alone. All checks, drafts, and other instruments obligating the Company to pay money in an amount of $10,000 or more to the same payee in any sixty (60) day period must be signed on behalf of the Company by any two officers acting together. Any one officer, acting alone, shall be authorized to sign contracts and obligations on behalf of the Company, in accordance with the other terms and conditions of this Operating Agreement.

     7.4  General.

          7.4.1     Limited Liability.  Except as required under the Act or as
                    -----------------
expressly set forth in this Agreement, no person shall be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Company Person.

          7.4.2     Performance of Duties; Liability of Company Persons.  No
                    ---------------------------------------------------
Company Person or officer shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Company Person.

          7.4.3     Devotion of Time.  Except as required by any individual
                    ----------------
contract, no Company Person is obligated to devote all of his or her time or business efforts to the affairs of the Company, but shall devote such time, effort and skill as he or she deems appropriate for the operation of the Company.

          7.4.4     Competing Activities.  Except as provided by any applicable
                    --------------------
individual contract, any Company Person (and their respective officers, directors, shareholders, partners, members, managers, agents and Affiliates) may engage or invest in, independently or with others, any business activity of any type or description, including those that might be the same as or similar to the Company's business and that might be in direct or indirect competition with the Company. Neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. Except as provided by any applicable individual contract, no Company Person shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company.

          7.4.5     Payments to Company Persons.  Except as specified in this
                    ---------------------------
Agreement or as provided by a written agreement or otherwise approved by the Managers, no Company Person in his or her capacity as such is entitled to remuneration for services rendered or for reimbursement for overhead expenses including, without limitation, rent and general office expenses. The Managers may be paid their expenses of attending each meeting of the Board of Managers. In addition, the Managers may from time to time, in its discretion, pay to Managers a fixed sum for attendance at each meeting of the Board of Managers or may pay a stated fee for services as a director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

8.   Transfer and Assignment of Interests

     8.1 Transfer and Assignment of Interests. No Member shall be entitled to Transfer all or any part of its Membership Interest, unless all of the following conditions have been met: (a) the Company shall have received written notice of the proposed Transfer, setting forth the circumstances and details thereof; (b) the Company shall (at its option) have received an attorney's written opinion, in a form reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer, and based on such facts stating that the proposed Transfer will not be in violation of any of the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws; (c) the Company shall have received from the Transferee (and any Transferee's spouse if such spouse might receive a community property interest in the Units) a written consent to be bound by all of the terms and conditions of this Agreement in form satisfactory to the Company; (d) the Transfer could not cause the termination of the Company or make it a publicly traded partnership under the Code, as determined by the Managers; (e) the Company is reimbursed upon request for its reasonable expenses in connection with the Transfer; and (f) the Transfer complies with all other applicable requirements of this Agreement.

     8.2 Effect of Non Compliance. Transfers or assignments in violation of this Article 8 shall be null and void ab initio. After the consummation of any
                                      -- ------
transfer or assignment of any part of a Membership Interest in accordance with this Article 8, the Membership Interest so transferred or assigned shall continue to be subject to the terms and provisions of this Agreement and any further transfers or assignments shall be required to comply with all the terms and provisions of this Agreement.

     8.3 Effective Date of Permitted Transfers. Any permitted transfer of all or any portion of a Membership Interest shall be effective as of the date upon which the requirements of Section 8.1 have been met.

9.   Termination and Withdrawal of Members and Other Matter

     9.1 Withdrawals, Resignations or Retirements. Except as required by law, no Class B Member may withdraw, resign or retire from the Company without the consent of the Members. Any Class A Units may be redeemed by the Company at any time in exchange for an amount of cash equal to its Liquidation Preference.

     9.2 Offer to Convert. The Managers may offer to convert the Class A Units to Class B Units, at a price per Unit to be determined by the Board of Managers. If the Managers offer to convert the Class A Units into Class B Units as described in the prior sentence, the Company shall deliver a notice to each holder of Class A Units setting forth such offer as soon as practical, together with calculations of the Liquidation Preference of such holder's Class A Units, the conversion price for each Class B Units, and the number of Class B Units distributable to such holder in respect of such holder's Class A Units. Such notice shall be deemed delivered upon personal delivery, or seven days after deposit in the United States mail, by registered or certified mail, addressed to a party at its address as shown in the Company's records. No later than ten days after delivery of the notice, each holder of Class A Units may deliver an election to the Company notifying the Company that the holder desires to receive cash rather than having such holder's Class A Units being converted into Class B Units. If no such election is received by this Company within such ten day period, such holder shall be deemed to have accepted the offer and shall receive Class B Units as provided for under this
Section 9.2. If such election is so delivered to the Company within such ten day period, such holder shall be entitled to receive, as and when (and to the extent) funds become legally available therefore, cash in the amount of the aggregate Liquidation Preference a such holder's Class A Units, together with interest on the unpaid balance thereof to and including the date of payment at the Applicable Rate.

     9.3 Exchange of Units for MRC Stock. The Managers shall have the right to exchange units of the company for shares of stock in MRC upon such terms and conditions to be determined by the managers from time to time.

10.  Accounting, Records, Reporting by Members

     10.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded in accordance with the accounting methods followed for federal income tax purposes for income allocation and distribution purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office in California all of the following:

          10.1.1 A current list of the full name and last known business or residence address of each Member set forth in alphabetical order, together with the Class of Units, Capital Contributions, Capital Account and Percentage Interest of each Member;

          10.1.2 A current list of the full name and business or residence address of each officer;

          10.1.3 A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

          10.1.4 Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

          10.1.5 A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

          10.1.6 Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

          10.1.7 The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

     10.2 Delivery to Members and Inspection.

          10.2.1    Copy of Agreement.  Upon the request of any Member for
                    -----------------
purposes reasonably related to the interest of that Person as a Member, any officer shall promptly deliver to the requesting Member, at the expense of the Company, a copy of the information required to be maintained by Sections 10.1.1,10.1.2, and 10.1.3, and a copy of this Agreement.

          10.2.2    Inspection Rights; Tax Returns.  Each Member has the right,
                    ------------------------------
upon reasonable request for purposes reasonably related to the interest of the Person as Member, to:

                    10.2.2.1 inspect and copy, at its own expense and during normal business hours, any of the Company records described in Sections 10.1.1 through 10.1.7; and

                    10.2.2.2 obtain from any officer, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year.

          10.2.3    Agents Permitted.  Any request, inspection or copying by a
                    ----------------
Member under this Section 10.2 may be made by the Member or his or her agent or attorney, subject to any reasonable confidentiality arrangements requested by the Company.

     10.3 Annual Statements.

          10.3.1    Annual Report.  The Chief Financial Officer shall cause an
                    -------------
annual report to be sent to each of the Members not later than 120 days after the close of the Fiscal Year. The report shall contain a balance sheet as of the end of the Fiscal Year and an income statement and statement of changes in financial position for the Fiscal Year. Such financial statements shall be accompanied by the report thereon of the independent accountants (if any) engaged by the Company.

          10.3.2    Tax Information.  The Chief Financial Officer shall cause to
                    ---------------
be prepared at least annually, at Company expense, information necessary for the preparation of the Members' federal and state income tax returns. The Chief Financial Officer shall send or cause to be sent to each Member within 90 days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns, and, if the Company has 35 or fewer Members, a copy of the Company's federal, state, and local income tax or information returns for that year.

          10.3.3    Annual State Report.  The President shall cause to be filed
                    -------------------
at least annually with the California Secretary of State the statement required under Corporations Code (S)17060.

     10.4 Filings. The Chief Financial Officer, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The President or any other officer, at Company expense, shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If an officer required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any other officer or Member may prepare, execute and file that document with the California Secretary of State.

     10.5 Bank Accounts. The Chief Financial Officer shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

     10.6 Accounting Decisions and Reliance on Others. Subject to review by the Managers, decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Chief Financial Officer. The Managers may rely upon recommendations by the Chief Financial Officer or the advice of the Company's accountants.

     10.7 Tax Matters for the Company Handled by the Managers and Tax Matters Partner. The Managers shall from time to time cause the Company to make such tax elections as the Managers deem to be in the best interests of the Company and the Members. The Tax Matters Partner, as defined in Code Section 6231, shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company. Members holding a Majority may designate another Person to be Tax Matters Partner at any time.

11.  Dissolution and Winding Up

     11.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

          11.1.1 The happening of any event of dissolution specified in the Articles;

          11.1.2    The entry of a decree of judicial dissolution pursuant to
Section 17351 of the Corporations Code;

          11.1.3    The vote of Members;

          11.1.4 The expiration of the period fixed for the duration of the Company.

     11.2 Certificate of Dissolution. As soon as possible following the occurrence of any of the events specified in Section 11.1, the Managers shall, and if they fail to do so within 90 days, any Member may, execute a Certificate of Dissolution in such form as shall be prescribed by the California Secretary of State and file the Certificate as required by the Act.

     11.3 Winding Up. Upon the occurrence of any event specified in Section 11.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Managers (or if they cannot do so, any Member may) shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities and assets of the Company, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 11.5. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Persons winding up the affairs of the Company shall be entitled to reasonable compensation for such services.

     11.4 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the Net Profit or Net Loss that would have resulted if such asset were sold for such value, such Net Profit or Net Loss shall then be allocated pursuant to Article 4, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Managers or by the Members or if any Member objects by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the Managers or liquidating trustee and approved by the Members.

     11.5 Order of Payment of Liabilities upon Dissolution. After determining that all known debts and liabilities of the Company in the process of winding-up, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance Article 5, after taking into account income and loss allocations for the Company's taxable year during which liquidation occurs. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

     11.6 Compliance with Regulations. All payments to the Members upon the winding up and dissolution of the Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Regulations Section 1.704-1 (b)(2)(ii)(d).

     11.7 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look solely at the assets of the Company for the return of its positive Capital Account balance and shall have no recourse for such Member's Capital Contribution and/or share of Net Profits (upon dissolution or otherwise) against the officers, or any other Member except as provided in Article 12.

     11.8 Certificate of Cancellation. The Persons who filed the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the California Secretary of State, a certificate of cancellation of the Articles upon the completion of the winding up of the affairs of the Company.

     11.9 No Action for Dissolution. No Member has any interest in specific property of the Company. Without limiting the foregoing, each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company. Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not provided for by Section
11.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Company. Accordingly, except where the Members have failed to liquidate the Company as required by this Article 11, each Member hereby waives and renounces such Member's right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that (a) it is not reasonably practicable to carry on the business of the Company in conformity with the Articles or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member.

12.  Indemnification and Insurance

     12.1 Indemnification of Company Persons. The Company shall indemnify any Company Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (including a Proceeding by or in the right of the Company) by reason of the fact that such Company Person, is or was an agent of the Company against all Expenses, amounts paid in settlement, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by or levied against such Company Person in connection with such Proceeding if such Company Person acted in good faith and in a manner such Company Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe such Company Person's conduct was unlawful. The termination of any Proceeding, whether by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a Company Person did not act in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that a Company Person had reasonable cause to believe that such Company Person's conduct was unlawful. To the fullest extent permitted by applicable law, a Company Person shall be conclusively presumed to have met the relevant standards of conduct, as defined by the laws of the State of California or other applicable jurisdictions, for indemnification pursuant to this Section 12.1, unless and until a court of competent jurisdiction, after all appeals, finally determines to the contrary, and the Company shall bear the burden of proof of establishing by clear and convincing evidence that such Company Person failed to meet such standards of conduct. In any event, the Company Person shall be entitled to indemnification from the Company to the fullest extent permitted by applicable law, including, without limitation, any amendments thereto subsequent to the date of this Agreement that increase the protection of Company Persons allowable under such laws.

     12.2 Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that a Company Person has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 12.1, or in defense of any claim, issue or matter therein, such Company Person shall be indemnified against Expenses actually and reasonably incurred in connection therewith to the fullest extent permitted by the laws of California or other applicable jurisdictions, including, without limitation, any amendments thereto subsequent to the date of this Agreement that increase the protection of Company Persons allowable under such laws.

     12.3 Indemnification of Other Agents. The Company may, but shall not be obligated to, indemnify any Person (other than a Company Person) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (including any Proceeding by or in the right of the Company) by reason of the fact that such Person is or was an agent of the Company, against all Expenses, amounts paid in settlement, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by such Person in connection with such Proceeding under the same circumstances and to the same extent as is provided for or permitted in this Article 12 with respect to a Company Person, or with respect to such circumstances and on such terms as the Managers may determine.

     12.4 Right to Indemnification upon Application.

          12.4.1    Timing.  Any indemnification or advance under Sections 12.1,
                    ------
12.3, or 12.5 shall be made promptly, and in no event later than sixty (60) days, after the Company's receipt of the written request of a Company Person therefor, unless, in the case of an indemnification, a determination shall have been made as provided in Section 12.1 that such Company Person has not met the relevant standard for indemnification set forth in that Section.

          12.4.2    Enforcement.  The right of a Person to indemnification or an
                    -----------
advance of Expenses as provided by this Article 12 shall be enforceable in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure by the Managers or Members of the Company or its independent legal counsel to have made a determination that indemnification or an advance is proper in the circumstances, nor any actual determination by the Managers or Members of the Company or its independent legal counsel that indemnification or an advance is not proper, shall be a defense to the action or create a presumption that the relevant standard of conduct has not been met. In any such action, the Person seeking indemnification or advancement of Expenses shall be entitled to recover from the Company any and all expenses of the types described in the definition of Expenses actually and reasonably incurred by such Person in such action, but only if such Person prevails therein. A Person's Expenses incurred in connection with any Proceeding concerning such Person's right to indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Company regardless of the outcome of such a Proceeding, unless a court of competent jurisdiction finally determines that each of the material assertions made by such Person in the Proceeding was not made in good faith or was frivolous.

     12.5 Payment of Expenses in Advance. Expenses incurred by a Company Person in connection with a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written undertaking by or on behalf of such Company Person to repay such amount if it shall ultimately be determined that such Company Person is not entitled to be indemnified by the Company as authorized in this Article 12.

     12.6 Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:

          12.6.1 To indemnify or advance funds to any Person with respect to a Proceeding initiated or brought voluntarily by such Person and not by way of defense, except as provided in Section 134 with respect to a Proceeding brought to establish or enforce a right to indemnification under this Agreement, otherwise than as required under California law, but indemnification or advancement of Expenses may be provided by the Company in specific cases if a determination is made that such indemnification or advancement is appropriate. The determination as to whether any such indemnification or advancement of Expenses is appropriate shall be made (i) by the Managers by a majority vote of a quorum consisting of Managers who were not parties to such Proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of such disinterested Managers so directs, by independent legal counsel in a written opinion, or (iii) by the Members by a vote of a Majority of Members, whether or not constituting a quorum, who were not parties to such Proceeding;

          12.6.2 To indemnify or advance funds to any Person for any Expenses, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes resulting from the such Person's conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

          12.6.3 If a court of competent jurisdiction finally determines that any indemnification or advance of Expenses hereunder is unlawful.

     12.7 Other Terms of Indemnification.

          12.7.1    Partial Indemnification.  If a Person is entitled under any
                    -----------------------
provision of this Article 128 to indemnification by the Company for a portion of Expenses, amounts paid in settlement, judgments, fines, penalties or ERISA excise taxes incurred by such Person in any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify such Person for the portion of such Expenses, amounts paid in settlement, judgments, fines, penalties or ERISA excise taxes to which such Person is entitled, except that no indemnification shall be given for Expenses in connection with a Proceeding brought by the Company if the Person is found liable on any portion of the claims in such Proceeding.

          12.7.2    Indemnity Not Exclusive.  The indemnification and
                    -----------------------
advancement of Expenses provided by, or granted pursuant to, the provisions of this Article 12, shall not be deemed exclusive of any rights to which any Person seeking indemnification or advancement of Expenses may be entitled under any agreement, vote of Members, determination of the Board, or otherwise, both as to action in such Person's capacity as an agent of the Company and as to action in another capacity while serving as an agent. Any repeal or modification hereof or thereof shall not affect any such rights then existing.

          12.7.3    Insurance.  The Company shall have the power to purchase and
                    ---------
maintain insurance or other financial arrangement on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this
Article 12 or of Section 17155 of the Act. In the event a Person shall receive payment from any insurance carrier or from the plaintiff in any action against such Person with respect to indemnified amounts after payment on account of all or part of such indemnified amounts having been made by the Company pursuant to this Article 12, such Person shall reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company to such Person exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy shall not be deemed to be payments to such Person hereunder. In addition, upon payment of indemnified amounts under the terms and conditions of this Agreement, the Company shall be subrogated to such Person's rights against any insurance carrier with respect to such indemnified amounts (to the extent permitted under such insurance policies). Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by such Person pursuant to the second sentence of this Section 12.7.3.

          12.7.4    Heirs, Executors and Administrators.  The indemnification
                    -----------------------------------
and advancement of Expenses provided by, or granted pursuant to, this Article 12 shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an agent of the Company and shall inure to the benefit of such Person's heirs, executors and administrators.

13.  Miscellaneous

     13.1 Counsel to the Company. Counsel to the Company may also be counsel to any Member or any Affiliate of a Member, and the Members waive any right to disqualify such counsel for representing any Member. The officers of the Company may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction. The Members understand and knowledge that the law firm of Guth Rothman & Christopher LLP and the general counsel of Kaiser Ventures Inc. have acted as counsel to the Company and to Kaiser Ventures Inc. (and its subsidiaries) and hereby waive any conflicts of interest that may currently exist or arise in the future in connection with its representation of these entities, or other entities may be formed by Kaiser Ventures Inc. Further, the Company and the Members agree not to, in any way seek to disqualify the general counsel of Kaiser Ventures Inc. or Guth Rothman & Christopher LLP from representing Kaiser Ventures Inc. as a result of this joint representation.

     13.2 General Provisions.

          13.2.1    Complete Agreement.  This Agreement and any documents
                    ------------------
referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. To the extent that any provision of the Articles conflicts with any provision of this Agreement, the Articles shall control.

          13.2.2    Additional Documents.  Each party hereto agrees to execute
                    --------------------
any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

          13.2.3    Notices.  Unless otherwise specifically permitted by this
                    -------
Agreement, all notices under this Agreement shall be in writing and shall be delivered by personal service, telecopy, federal express or comparable overnight service or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be as set forth on Exhibit "A".
                                                                    -----------

All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

          13.2.4    Parties.
                    -------

                    13.2.4.1 No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party.

                    13.2.4.2 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

          13.2.5    Disputes.
                    --------

                    13.2.5.1 Governing Law; Jurisdiction. This Agreement has been negotiated and entered into in the State of California, concerns a California business and all questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of that state, regardless of the choice of law provisions of California or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Agreement not covered by arbitration will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

                    13.2.5.2 Arbitration as Exclusive Remedy. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) whether based on breach of covenant, breach of an implied covenant or intentional infliction of emotional distress or other tort of contract theories, which are not settled by agreement between the parties, shall be settled by arbitration in Los Angeles, California by the Judicial Arbitration and Mediation Service. Each party agrees that the arbitration provisions of this Agreement are its exclusive remedy and expressly waives any right to seek redress in another forum. Each party shall bear the fees of the arbitrator appointed by it, and the fees of the neutral arbitrators shall be borne equally by each party during the arbitration, but the fees of all arbitrators shall be borne by the losing party.

                    13.2.5.3 Waiver of Jury. WITH RESPECT TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AS TO WHICH NO MEMBER INVOKES THE RIGHT TO ARBITRATION HEREINABOVE PROVIDED, OR AS TO WHICH LEGAL ACTION NEVERTHELESS OCCURS, EACH MEMBER HEREBY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL, INCLUDING ITS CONSTITUTIONAL RIGHTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE MEMBERS AND EACH MEMBER ACKNOWLEDGES THAT NONE OF THE OTHER MEMBERS NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE MEMBERS EACH FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE MEMBERS EACH FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

                    13.2.5.4 Attorneys' Fees. In any dispute between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

          13.2.6    Waivers Strictly Construed.  With regard to any power,
                    --------------------------
remedy or right provided herein or otherwise available to any party hereunder
(i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

          13.2.7    Rules of Construction.
                    ---------------------

                    13.2.7.1 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or interpret the scope of this Agreement or of any particular Article or Section.

                    13.2.7.2 Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases, and the term "including" means "including but not limited to."

                    13.2.7.3 Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

                    13.2.7.4 Agreement Negotiated. The parties hereto are sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe that the presumptions of Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive their effects. Only the final executed version of this Agreement may be admitted into evidence or used for any purpose, and drafts of this Agreement shall be disregarded for all purposes.

          13.2.8    Counterparts.  This Agreement may be executed simultaneously
                    ------------
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.3 Amendments. All amendments to this Agreement shall be in writing and approved by a Majority of each Class of Members voting separately; provided,
                                                                   ---------
however, that (a) no amendment shall become effective without the written
-------
consent of all of the Members if such amendment would (i) increase or extend the liabilities or obligations of any Member or extend the term of this Agreement; or (ii) amend this Section 13.4; and (b) without the specific written consent of each Member affected thereby, no amendment shall reduce the Capital Account of any Member, any Member's rights to distributions with respect thereto, any Member's rights to withdraw from the Company, or any Member's interest in income and losses of the Company. The Managers (without action of Members) may modify Exhibit "A" hereto at any time and from time to time to reflect the admission or
-----------
withdrawal of any Member, or the change in any Member's Capital Contributions, or any changes in the Member's addresses, all as contemplated by this Agreement.

     13.4 Reliance on Authority of Person Signing Agreement. If a Member is not a natural person, neither the Company nor any Member will be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.

     13.5 Investment Representation. Each Member hereby represents and warrants to, and agrees with, the other Members and the Company that he or she is acquiring the Membership Interest for investment purposes for his or her own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person will have any direct or indirect beneficial interest in or right to the Membership Interest.

        Signature Page to Operating Agreement for Mine Reclamation, LLC

     IN WITNESS WHEREOF, all of the Members of Mine Reclamation, LLC, a California limited liability company, have executed this Agreement, effective as of the date written above.


                               "Members"
                               Mine Reclamation Corporation



                               By: /s/ Richard A. Daniels
                                   ----------------------------------
                                   Richard A. Daniels
                                   President & CEO


                                   /s/ Richard A. Daniels
                                   ----------------------------------
                                   Richard A. Daniels
                                   Individually

                                 Schedule "0"
                                 ------------

                                  Definitions


     When used in this Agreement, the capitalized terms shall have the meanings set forth below or as set forth elsewhere in this Agreement):

     "Act" means the Beverly-Killea Limited Liability Company Act, codified in the Corporations Code, Section 17000 et seq., as the same may be amended from
                                     -- ----
time to time.

     "Affiliate" means any individual, partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, a Member. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

     "Agreement" means this Operating Agreement, as originally executed and as amended and/or restated from time to time.

     "Applicable Rate" means nine percent (9%) or such other rate of interest as may be mutually agreed upon.

     "Articles" means the Articles of Organization for the Company originally filed with the California Secretary of State, as amended and/or restated from time to time.

     "Capital Account" means with respect to any Member the capital account that the Company establishes and maintains for such Member pursuant to Section 3.

     "Capital Contribution" means the total value of cash and fair market value (as determined by the Managers or as agreed upon by the Members under this Agreement) of property (including promissory notes or other obligations to contribute cash or property) or services contributed by Members.

     "Capital Interests" means the ratio of each Member's Capital Account to the total of all Member's Capital Accounts at any time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law and to the extent applicable, the Regulations.

     "Company" means Mine Reclamation, LLC, a California limited liability company.

     "Company Person" means a Member, Manager (including ex-officio and emeritus) or officer of the Company.

     "Corporations Code" means the California Corporations Code, as amended from time to time, and the provisions of succeeding law.

     "Expenses" includes, without limitation, reasonable attorneys' fees, disbursements and retainers, court costs, transcript costs, fees of accountants, experts and witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness or other participant in a Proceeding.

     "Fiscal Year" means the Company's fiscal year, which shall be the calendar year.

     "Liquidation Preference" for each Class B Unit means (i) $1,000 plus (ii) the Preferred Distributions allocated to that Unit through the end of the prior calendar quarter, less (iii) any Preferred Distributions actually distributed with respect to that Unit under Section 5.3.2.

     "LLC Unit" has the meaning set forth in Section 1.1.

     "Majority" means one or more Percentage Interests of Members that, taken together, exceed fifty percent (50%) of the aggregate of all Percentage Interests of Units entitled to act on any matter; provided, however, that for
                                                  --------- -------
purposes of Section 11.1, "Majority" also requires more than fifty percent (50%)
                                     ----
of both the capital and profit interests in the Company (within the meaning of such terms in Revenue Procedure 9446,1994-28 IRB 1) held by the Remaining Members.

     "Manager" shall mean one or more managers who are designated from time to time as provided in Section 7.2.

     "Member" means each Person who (a) is an initial signatory to this Agreement, has been admitted to the Company as a Member in accordance with the Articles and this Agreement or is an assignee who has become a Member in accordance with Article 8 and (b) has not resigned, withdrawn, been expelled or had all of its Units redeemed or transferred in accordance with this Agreement. Holders of Class A Units are referred to as Class A Members, and holders of Class B Units are referred to as Class B Members.

     "Membership Interest" means a Member's entire interest in the Company or any portion thereof, including the Member's, the right to vote on or participate in the management and the right to receive information concerning the business and affairs of the Company.

     "Net Profits" and "Net Losses" means the income, gain, loss, deductions and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with generally accepted accounting principles employed under the method of accounting at the close of each Fiscal Year of the Company on the Company's information tax return filed for federal income tax purposes.

     "Percentage Interest" means, as of any date and with respect to each Member, that fraction, expressed as a percentage, having as its numerator the number of Units (both Class A and Class B) then held by such Member and having as its denominator the number of Units (both Class A and Class B) then held by all Members. Where appropriate, Percentage Interest may be calculated on a class by class basis.

     "Person" means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust association or any other entity.

     "Preferred Distributions" means an amount per Class A Unit each calendar quarter equal to the sum of (i) $30 dollars, plus (ii) a return of 12 percent per annum on any Preferred Distributions from prior calendar quarters which had not been previously distributed to the holder of the Class A Unit.

     "Proceeding" means any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative in nature, except a proceeding initiated by a Person pursuant to Section 12.10(b) of this Agreement to enforce such Person's rights under this Agreement.

     "Regulations" means, unless the context clearly indicates otherwise, the regulations currently in force from time to time as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, as it may be amended from time to time.

     "Tax Matters Partner" shall be Mine Reclamation Corporation or its successor as designated pursuant to Section 10.8.

     "Transfer" means any sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, whether by gift, bequest or otherwise. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor.

                                Schedule 7.3.1
                                --------------


     Chairman of the Board. The Chairman of the Board, if there be such officer, shall, if present, preside at all meetings of the Managers and shall exercise and perform such other powers and duties as may be assigned from time to time to the Chairman of the Board by the Managers. Whenever there is no President, the Chairman of the Board shall have the powers and duties of the President.

     President. Subject to such supervisory powers, if any, as may be given by the Managers to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the Company and, subject to the control of the Managers, shall supervise, direct and control the business and affairs of the Company. He shall preside at all meetings of the Members and, provided the President is also a Manager, in the absence of the Chairman of the Board or if there be none, the President shall preside at all meetings of the Managers. He shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Managers or this Agreement.

     Vice Presidents. The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Managers, the Chairman of the Board, the President or any other officer supervising such Vice President. In the absence or disability of the President and Chairman of the Board, a Vice President designated by the Managers shall substitute for and assume the duties, powers and authority of the President.

     Secretary and Assistant Secretary.

          The Secretary shall attend all meetings of the Managers and all meetings of the Members, shall record or cause to be recorded all votes and minutes thereof, shall give notice of each meeting of the Members and Managers requiring notice and shall perform such other duties as may be prescribed by the Managers, the Chairman of the Board, or the President. The Secretary shall keep in safe custody the seal of the Company and, when authorized by the Managers, shall affix the same to any instrument.

          The Assistant Secretary shall perform such corporate secretarial duties as may be prescribed by the Managers, the Chairman of the Board, the President or the Secretary, and in the absence or disability of the Secretary shall substitute for and assume the duties, powers and authority of the Secretary.

     Chief and Subordinate Financial Officers.

          The Chief Financial Officer shall keep and maintain or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The books of account shall be open to inspection by all Managers at all reasonable times. The Chief Financial Officer shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Managers. The Chief Financial Officer shall disburse or cause to be disbursed the funds of the Company as may be ordered by the Managers. The Chief Financial Officer shall supervise the subordinate financial officers.

          The subordinate financial officers, which may be a Treasurer, a Controller and one or more Assistant Treasurers and Assistant Controllers, shall perform such duties and exercise such powers as shall be delegated to them by the Managers, the Chairman of the Board, the President or the Chief Financial Officer.

                                  SCHEDULE I


     1. Profits and Losses When Capital Accounts Exhausted. In compliance with applicable Regulations, if there are Net Losses at any time when no Member's Capital Account is positive, then (i) if there is any Member Nonrecourse Debt outstanding, any Member Nonrecourse Deductions shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to that Member Nonrecourse Debt in accordance with Regulations Section 1.704-2(i) and Regulations Section 1.704-1(b), and (ii) all other deductions or losses shall be allocated to the Members in accordance with their Percentage Interests. Following any such allocations, except as otherwise provided in Regulation Section 1 .704-2(i)(4) or 1.704-2(f) respectively, each Member who has a share of any decrease in Member Minimum Gain (determined in accordance with Regulations Section 1.704-2(i)(5)) or in Company Minimum Gain (determined in accordance with Regulations Section 1.704-2(g)(2)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that portion of such Member's share of such net decrease. Allocations pursuant to the previous sentence shall be made in proportion to the amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with (a) Regulations Section 1.704-2(i)(4) and 1.704-(j)(2) or (b) Regulations 1 .704-2(f)(6) and 1 .704-(j)(2) as applicable. This provision is intended to comply with the minimum gain chargeback requirements contained in the Regulations and shall be interpreted consistently therewith.

     2. No Adjusted Capital Account Deficit. Regardless of the other provisions of this Agreement, no Member will be allocated any Net Losses to the extent it would create or increase a deficit in that Member's Adjusted Capital Account at the end of any Fiscal Year. Any Net Losses not allocated because of the preceding sentence shall be allocated as if the Member(s) affected were not Member(s). If, notwithstanding the prior sentence, any Member's Adjusted Capital Account would be negative following a tentative allocation of Net Losses and Net Profits under the other provisions of this Agreement, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate that deficit.

     3.   Curative Allocations.  The allocations set forth in this Schedule I
                                                                   ----------
(the "Regulatory Allocations") are intended to comply with the Regulations. To the extent possible, the Members wish that the actual allocations made reflect what would have happened without the effect of these Regulatory Allocations. Therefore, except as prohibited by the Regulations, the Managers shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, a Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement. In exercising its discretion under this section, the Managers shall take into account any future Regulatory Allocations that, although not yet made, are likely to offset previous Regulatory Allocations.

     4.   Definitions.

     "Adjusted Capital Account" means, with respect to any Member, an amount equal to such Member's Capital Account plus (a) any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); plus (b) any Member Nonrecourse Deductions or any Nonrecourse Deductions; and minus (c) the items described in Regulations Sections 1.704-1 (b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5), and
1.704-1 (b)(2)(ii)(d)(6). This definition of Adjusted Capital Account is intended to comply with Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Company Minimum Gain" has the meaning ascribed to the term "Partnership Minimum Gain" in Regulations Section 1.704-2(d).

     "Member Nonrecourse Debt" has the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations Section 1.704-2(b)(4).

     "Member Minimum Gain" means an amount determined in accordance with Regulations Section 1.704-2(i)(3) with respect to each Member Nonrecourse Debt equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability (as defined in Regulations Section 1.704-2(b)(3)).

     "Member Nonrecourse Deductions" means items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures that are attributable to Company Nonrecourse Debt or to other liability owed to a Member for which no other Member bears the economic risk of loss.

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and shall also include items of Company loss or deduction referable to such Member's share (determined in accordance with the Member's Percentage Interest) of outstanding recourse liabilities owed by the Company to non-Members for which no Member bears any economic risk of loss.

                Other Schedules and Exhibits will be furnished

                          upon written request to the

                   Securities and Exchange Commission (SEC)

                                       1